Oasis Midstream Partners LP Announces Public Offering of Common Units
HOUSTON, TX, June 24, 2021 — Oasis Midstream Partners LP (NASDAQ: OMP) (the “Partnership”) announced today that it has commenced an underwritten public offering of 3,623,188 common units representing limited partnership interests (“common units”). The Partnership expects to grant the underwriter a 30-day option to purchase up to an additional 543,478 common units. All of the common units are being offered by the Partnership on a primary basis, the net proceeds of which (including any net proceeds from the underwriter’s exercise of its option to purchase additional common units) are being used to redeem from Oasis Petroleum Inc. (NASDAQ: OAS) a number of common units equal to the number of common units sold by the Partnership in the offering. The Partnership will not receive any proceeds from the sale of the common units in this offering and the number of common units outstanding immediately following the offering will remain unchanged.
Morgan Stanley is acting as the underwriter for the offering.
The offering is being made pursuant to an effective shelf registration statement, which has been filed with the Securities and Exchange Commission and became effective on October 26, 2018. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the underwriter will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Contact:
Oasis Midstream Partners LP
Taylor Reid, Director and Chief Executive Officer
Richard N. Robuck, SVP and Chief Financial Officer
Bob Bakanauskas, Director of Investor Relations
(281) 404-9600
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the intended use of offering proceeds and other aspects of the common unit offering. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the closing of the Acquisition, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership’s business, developments in the global economy, particularly the public health crisis related to the novel coronavirus 2019 ("COVID-19") pandemic and the adverse impact thereof on demand for crude oil and natural gas and our customers' demand for our services and other important factors.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those expressed in any forward-looking statements. Additionally, because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, we cannot predict whether or when economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a leading fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc., to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers.
SOURCE Oasis Midstream Partners LP